Exhibit 10.1

FIRST LOAN MODIFICATION AGREEMENT

This First Loan Modification Agreement (this “First Loan Modification Agreement”) is entered into as of September 30, 2009, by and between (i) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Bank”) and (ii)  WORLD ENERGY SOLUTIONS, INC., a Delaware corporation with offices located at 446 Main Street, Worcester, Massachusetts 01608, and WORLD ENERGY SECURITIES CORP., a Massachusetts securities corporation with offices located at 446 Main Street, Worcester, Massachusetts 01608 (individually and collectively, jointly and severally, “Borrower”).

1.           DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of September 8, 2008, evidenced by, among other documents, a certain Loan and Security Agreement dated as of September 8, 2008, between Borrower and Bank (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.           DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.           DESCRIPTION OF CHANGE IN TERMS.

A.           Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following, appearing as Section 2.3(a) thereof, in its entirety:

“(a)           Interest Rate; Advances.  Subject to Section 2.3(b), (a) the principal amount of the Revolving Line outstanding due to Advances made in respect of Eligible Accounts shall accrue interest at a floating per annum rate equal to the aggregate of the Prime Rate plus one and three-quarters of one percentage point (1.75%), provided, however, during a Streamline Period, the principal amount of the Revolving Line outstanding due to Advances made in respect of Eligible Accounts shall accrue interest at a floating per annum rate equal to the aggregate of the Prime Rate plus three-quarters of one percentage point (0.75%); and (b) the principal amount of the Revolving Line outstanding due to Advances made in respect of Eligible Retail Backlog Accounts shall accrue interest at a floating per annum rate equal to the aggregate of the Prime Rate plus two and one-quarter of one percentage point (2.25%), provided, however, during a Streamline Period, the principal amount of the Revolving Line outstanding due to Advances made in respect of Eligible Retail Backlog Accounts shall accrue interest at a floating per annum rate equal to the aggregate of the Prime Rate plus one and one-half of one percentage point (1.50%).  Interest on any Credit Extension shall be payable monthly.”

and inserting in lieu thereof the following:

“(a)           Interest Rate; Advances.  Subject to Section 2.3(b), (a) the principal amount of the Revolving Line outstanding due to Advances made in respect of Eligible Accounts shall accrue interest at a floating per annum rate equal to the aggregate of the Prime Rate plus two and one-quarter of one percentage point (2.25%), provided, however, during a Streamline Period, the principal amount of the Revolving Line outstanding due to Advances made in respect of Eligible Accounts shall accrue interest at a floating per annum rate equal to the aggregate of the Prime Rate plus one and one-quarter percentage points (1.25%); and (b) the principal amount of the Revolving Line outstanding due to Advances made in respect of Eligible Retail Backlog Accounts shall accrue interest at a floating per annum rate equal to the aggregate of the Prime Rate plus two and three-quarters of one percentage point (2.75%), provided, however, during a Streamline Period, the principal amount of the Revolving Line outstanding due to Advances made in respect of Eligible Retail Backlog Accounts shall accrue interest at a floating per annum rate equal to the aggregate of the Prime Rate plus two percentage points (2.00%).  Interest on any Credit Extension shall be payable monthly.”

2	The Loan Agreement shall be amended by deleting the following, appearing as Section 2.4(d) thereof, in its entirety:

“(d)           Unused Revolving Line Facility Fee.  A fee (the “Unused Revolving Line Facility Fee”), which fee shall be paid monthly, in arrears, on the last Business Day of each month, in an amount equal to one-half of one percent (0.50%) per annum of the average unused portion of the Revolving Line, as determined by Bank.  Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the within Agreement, or suspension or termination of Bank’s obligation to make loans and advances hereunder; and”

and inserting in lieu thereof the following:

“(d)           Unused Revolving Line Facility Fee.  A fee (the “Unused Revolving Line Facility Fee”), which fee shall be paid monthly, in arrears, on the last Business Day of each month, in an amount equal to three-quarters of one percent (0.75%) per annum of the average unused portion of the Revolving Line, as determined by Bank.  Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the within Agreement, or suspension or termination of Bank’s obligation to make loans and advances hereunder; and”

3	The Loan Agreement shall be amended by deleting the following, appearing as Section 6.2(a)(vi) thereof, in its entirety:

“(vi) as soon as available, and in any event within one hundred fifty (150) days following the end of Borrower's fiscal year, annual financial statements certified by, and with an unqualified opinion of, independent certified public accountants acceptable to Bank.”

and inserting in lieu thereof the following:

“(vi) as soon as available, and in any event within ninety (90) days following the end of Borrower's fiscal year, annual financial statements certified by, and with an unqualified opinion of, independent certified public accountants acceptable to Bank.”

4	The Loan Agreement shall be amended by deleting the following, appearing as Section 6.6 thereof, in its entirety:

“6.6           Access to Collateral; Books and Records.  At reasonable times, on one (1) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right on a semi-annual basis (or more frequently if an Event of Default has occurred and is continuing), to inspect the

Collateral and the right to audit and copy Borrower’s Books.  The foregoing inspections and audits shall be at Borrower’s expense, and the charge therefor shall be $750 per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses.  In the event Borrower and Bank schedule an audit more than ten (10) days in advance, and Borrower cancels or seeks to reschedules the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies), Borrower shall pay Bank a fee of $1,000 plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.”

and inserting in lieu thereof the following:

“6.6           Access to Collateral; Books and Records.  At reasonable times, whenever there are any outstanding Credit Extensions, on one (1) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right on a semi-annual basis (or more frequently if an Event of Default has occurred and is continuing), to inspect the Collateral and the right to audit and copy Borrower’s Books.  The foregoing inspections and audits shall be at Borrower’s expense, and the charge therefor shall be $850 per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses.  In the event Borrower and Bank schedule an audit more than ten (10) days in advance, and Borrower cancels or seeks to reschedules the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies), Borrower shall pay Bank a fee of $1,000 plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.  Borrower acknowledges and agrees that prior to the first Credit Extension request to be made made after the execution of the First Loan Modification Agreement, Bank shall have completed an audit and inspection of Borrower’s Accounts, the Collateral, and Borrower’s Books, with results satisfactory to Bank in its sole and absolute discretion.”

5	The Loan Agreement shall be amended by deleting the following, appearing as Section 6.9(a) thereof, in its entirety:

“(a)           Tangible Net Worth.  A Tangible Net Worth of at least Five Hundred Thousand Dollars ($500,000.00).”

and inserting in lieu thereof the following:

(a)           Minimum EBITDA.  A minimum EBITDA, measured on a trailing three-month basis ending as of the date indicated below, in an amount not less than (no greater loss than) the amounts indicated below:

Trailing Three Month Period Ended	Minimum EBITDA (maximum loss)
September 30, 2009	($450,000)
October 31, 2009 through and including November 30, 2010	($350,000)
December 31, 2010 and each monthly period ending thereafter	$1.00

6	The Loan Agreement shall be amended by deleting the following definition appearing in Section 12.1thereof:

“12.1        Termination Prior to Maturity Date.  This Agreement may be terminated prior to the Revolving Line Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is received by Bank or if Bank’s obligation to fund Credit Extensions terminates pursuant to the terms of Section 2.1.1(b).  Notwithstanding any such termination, Bank’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations.  If such termination is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a termination fee in an amount equal to Fifteen Thousand Dollars ($15,000.00) provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from another division of Silicon Valley Bank.  Upon payment in full of the Obligations and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall release its liens and security interests in the Collateral and all rights therein shall revert to Borrower.”

and inserting in lieu thereof the following:

“12.1        Termination Prior to Maturity Date.  This Agreement may be terminated prior to the Revolving Line Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is received by Bank or if Bank’s obligation to fund Credit Extensions terminates pursuant to the terms of Section 2.1.1(b).  Notwithstanding any such termination, Bank’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations.  If such termination is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a termination fee in an amount equal to (i) if terminated on or before the first anniversary of the First Loan Modification Agreement, Twenty Thousand Dollars ($20,000.00) and (ii) if terminated after the first anniversary of the First Loan Modification Agreement but prior to the Revolving Line Maturity Date, Ten Thousand Dollars ($10,000.00); provided that in either case no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from another division of Silicon Valley Bank.  Upon payment in full of the Obligations and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall release its liens and security interests in the Collateral and all rights therein shall revert to Borrower.”

7	The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1thereof:

““Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.

“Revolving Maturity Date” is September 7, 2009.

“Tangible Net Worth” is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus (a) any amounts attributable to (i) goodwill, (ii) intangible items including unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, (iii) notes, accounts receivable and other obligations owing to Borrower from its officers or other Affiliates, and (iv) reserves not already deducted from assets, minus (b) Total Liabilities plus (c) Subordinated Debt.”

and inserting in lieu thereof the following:

““EBITDA” is (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense plus (f) non-cash stock-based compensation expense.

“First Loan Modification Agreement” is that certain First Loan Modification Agreement by and between Borrower and Bank, dated as of September 30, 2009.

“Interest Expense” means for any fiscal period, interest expense (whether cash or non-cash) determined in accordance with GAAP for the relevant period ending on such date, including, in any event, interest expense with respect to any Credit Extension and other Indebtedness of Borrower and its Subsidiaries, if any, including, without limitation or duplication, all commissions, discounts, or related amortization and other fees and charges with respect to letters of credit and bankers’ acceptance financing and the net costs associated with interest rate swap, cap, and similar arrangements, and the interest portion of any deferred payment obligation (including leases of all types).

“Net Income” means, as calculated on a consolidated basis for Borrower and its Subsidiaries, if any,  for any period as at any date of determination, the net profit (or loss), after provision for taxes, of Borrower and its Subsidiaries for such period taken as a single accounting period.

“Prime Rate” is the greater of (i) four percent (4.00%) per annum and (ii) Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.

“Revolving Maturity Date” is March 7, 2011.”

8	The Compliance Certificate appearing as Exhibit B to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit A hereto.

4.           FEES.  Borrower shall pay to Bank a modification fee equal to Twenty Six Thousand Dollars ($26,000), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.  Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.           RATIFICATION OF NEGATIVE PLEDGE.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain negative pledge arrangement with respect to Borrower’s intellectual property, between Borrower and Bank, and Borrower acknowledges, confirms and agrees that said negative pledge arrangement remains in full force and effect.

6.           ADDITIONAL COVENANTS: RATIFICATION OF PERFECTION CERTIFICATE.  Borrower shall not, without providing the Bank with thirty (30) days prior written notice: (i) relocate its principal executive office or add any new offices or business locations or keep any Collateral in any additional locations, or (ii) change its jurisdiction of organization, or (iii) change its organizational structure or type, (iv) change its legal name, or (v) change any organizational number (if any) assigned by its jurisdiction of organization.  In addition, the Borrower hereby certifies that no Collateral is in the possession of any third party bailee (such as at a warehouse).  In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral to such a bailee, then Borrower shall first receive, the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of September 8, 2008 (as updated, amended, amended and restated, supplemented and/or modified as of the date hereof), and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate (as updated, amended, amended and restated, supplemented and/or modified as of the date hereof) has not changed.

7.           AUTHORIZATION TO FILE.  Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

8.           CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

9.           RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

10.         NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

11.         CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

12.         RIGHT OF SET-OFF.  In consideration of Bank’s agreement to enter into this Loan Modification Agreement, Borrower hereby reaffirms and hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank  (including a Bank subsidiary) or in transit to any of them.  At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the loan.  ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

13.         CONFIDENTIALITY.  Bank may use confidential information for the development of databases, reporting purposes, and market analysis, so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower.  The provisions of the immediately preceding sentence shall survive the termination of the Loan Agreement.

14.         JURISDICTION/VENUE.  Borrower accepts for itself and in connection with its properties, unconditionally, the exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California.  NOTWITHSTANDING THE FOREGOING,  THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK’S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

15.         COUNTERSIGNATURE.  This First Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This First Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:

WORLD ENERGY SOLUTIONS, INC.

By     /s/ James Parslow

Name: James Parslow

Title:  Chief Financial Officer

WORLD ENERGY SECURITIES CORP.

By     /s/ James Parslow

Name: James Parslow

Title:  Treasurer

BANK:

SILICON VALLEY BANK

By      /s/ Chris Leary

Name:  Chris Leary

Title: VP

Exhibit A

EXHIBIT B
COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date: _______
FROM:	WORLD ENERGY SOLUTIONS, INC.
AND WORLD ENERGY SECURITIES CORP.

The undersigned authorized officers of World Energy Solutions, Inc., and World Energy Securities Corp. (individually and collectively, jointly and severally, “Borrower”), solely in their capacities as officers of their respective entities, certify that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.  Attached are the required documents supporting the certification.  The undersigned solely in their capacities as officers of their respective entities, certify that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned solely in their capacities as officers of their respective entities, acknowledge that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 90 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings, Deferred Revenue report, and schedule of expected collections	Monthly within 20 days	Yes No
Borrowing Base Certificate	Monthly within 20 Days during Streamline Period	Yes No
Transaction Report	Weekly when not Streamline Period and upon each request for a Credit Extension	Yes No
Board-approved projections	Within 30 days of approval	Yes No

Financial Covenant	Required	Actual	Complies

Maintain, to be tested monthly, on a trailing three-month basis:
Minimum EBITDA (maximum loss)	*	$________	Yes No

*See Section 6.9(a) of the Loan Agreement

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

WORLD ENERGY SOLUTIONS, INC.

By: ___________________________
Name: _________________________
Title:  _________________________

WORLD ENERGY SECURITIES CORP.

By: ___________________________
Name: _________________________
Title: __________________________

BANK USE ONLY

Received by: ____________________________
authorized signer
Date: __________________________________

Verified: ________________________________
authorized signer
Date:  __________________________________

Compliance Status:               Yes     No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

Dated: ____________________

I.           Minimum EBITDA (Section 6.9(a))

Required:  A minimum EBITDA, measured on a trailing three-month basis ending as of the date indicated below, in an amount not less than (no greater loss than) the amounts indicated below:

Trailing Three month Period Ended	Minimum EBITDA (maximum loss)
September 30, 2009	($450,000)
October 31, 2009 through and including November 30, 2010	($350,000)
December 31, 2010 and each monthly period ending thereafter	$1.00

Actual: All amounts measured on a trailing three month basis, ending as of the date of measurement.

A.	Net Income	$ ______
B.	Interest Expense	$ ______
C.	To the extent deducted in the calculation of Net Income, depreciation expense and amortization expense	$ ______
D.	Income tax expense	$ ______
E.	Non-cash stock-based compensation expense	$ ______
F.	EBITDA (line A plus line B plus line C plus line D plus line E)	$ ______

Is line F in an amount not less than (no greater loss than) $[ ___________________________________ ]?

______  No, not in compliance                                                                                     ______  Yes, in compliance